EXHIBIT 10.33

INTERIM CONSULTING AGREEMENT

Agreement made this 1st day of March, 2021 by and between The Hempacco Co., Inc. (The Company) and Neville Pearson. (Consultant).

Consultant is an independent contractor willing to provide skills and abilities to The Company that The Company has need for.

In consideration of the mutual terms, conditions and covenants hereinafter set forth, The Company and Consultant agrees as follows:

1. The Company hereby employs the Consultant as an independent contractor, and the Consultant hereby accepts employment.

2. The Consultant will undertake the duties and responsibilities of Interim Chief Financial Officer of The Hempacco Co., Inc., a Nevada Corporation formed on April 1, 2019.

3. The term of this Interim Agreement shall commence on March 1, 2021, and shall terminate upon the earlier of the proposed public funding of The Company, or August 31, 2021, whichever shall occur first (the Interim period). This agreement may be renewed or replaced after 6 months by mutual agreement of the parties. After the first thirty (30) days of the term, either party may, without cause, terminate this Agreement by giving one month's written notice to the other. Payment for services will end at the effective termination date.

4. The parties acknowledge that the Consultant currently provides consultancy services to an existing non-competing entity and that Consultant reserves the right to allocate and manage his time and resources in such a manner as to provide the optimum service to both clients. Consultant will work from his home office and will make visits to The Company's business premises as and when required given reasonable notice.

The parties acknowledge the potential, from time to time for a "conflict of interest" situation to arise. Consultant undertakes to make every effort to ensure that all clients' needs are met regardless of the additional time or resources required to do so.

5. Considering the part-time nature of the project, Company shall pay to consultant, on presentation of an invoice, and Consultant shall accept from the Company as compensation for all services to be provided pursuant to this Agreement, the initial sum of $5,000 per calendar month.

Consultant acknowledges the start-up status of The Company and that additional funding is currently being sought.

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6. Business expenses incurred while carrying out the duties and activities of the consultant's position shall be reimbursed by The Company upon receipt of a detailed expense claim together with supporting invoices and/or other documentation.

7. Consultant shall provide financial management and administrative duties as are customarily provided by a Chief Financial Officer and/or Contro1ler, and as may be more specifically defined in the attached Exhibit "A". Consultant shall devote such time, attention and energies as required to fulfill these duties and responsibilities, but in any event, consultant commits to spending at least 30 hours per week on Company business. Consultant also commits to being available by email or telephone at any reasonable hour 7 days per week.

8. During the Interim period, Consultant may engage in other non-competing business activities provided however, that any such activities do not result in any diminution of the time committed to The Company under this agreement, and that Consultant shall not during the term of this agreement solicit The Company's employees or accounts on behalf of another entity.

9. If Consultant becomes unable to perform services pursuant to this Agreement by reason of illness, incapacity or death, compensation shall cease upon the happening of the event.

10. Neither party may assign this Agreement without the express written consent of the other party.

11. It is agreed between the parties that there are no other agreements or understandings between them relating to the subject matter of this Agreement. This Agreement supersedes all prior agreements, oral or written between the parties and is intended as a complete and exclusive statement of the agreement between the parties. No change or modification of the Agreement shall be valid unless the same be in writing and signed by the parties.

12. All notices required or permitted to be given hereunder shall be in writing and may be delivered personally or by Certified Mail - Return receipt Requested, postage prepaid, addressed to:

The Company at:

The Hempacco Co, Inc.

9925 Airway Road

San Diego, CA 92154

The Consultant at:

Neville Pearson

[redacted]

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13. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware.

INTENDING TO BE LEGALLY BOUND, the

Parties hereto have caused the Agreement to be executed

As of the date first above written.

THE COMPANY: The Hempacco Co., Inc. a Nevada Corporation

By:	/s/ Sandro Piancone
The Hempacco Co., Inc.
Sandro Piancone

Its:	President

CONSULTANT: Neville Pearson, an Individual

By:	/s/ Neville Pearson
Neville Pearson

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EXHIBIT "A"

Chief financial Officer (CFO) job description

Comments: The content of the following job description is based on the assumption that the CFO has proper staffing to address accounting and treasury functions. If not, the CFO is probably really fulfilling the job of a controller, while also handling cash management and risk planning activities on the side.

Also, note that this position is frequently filled by people with strong fundraising backgrounds, rather than those with accounting expertise; this is particularly likely to be the case when a strong controller is on staff who can handle all accounting functions.

Basic Function: The chief financial officer position is accountable for the administrative, financial, and risk management operations of the company, to include the development of a financial and operational strategy, metrics tied to that strategy, and the ongoing development and monitoring of control systems designed to preserve company assets and report accurate financial results. Principal accountabilities are:

Planning

I. Assist in formulating the company's future direction and supporting tactical initiatives

2. Monitor and direct the implementation of strategic business plans

3. Develop financial and tax strategies

4. Manage the capital request and budgeting processes

5. Develop performance measures and monitoring systems that support the company's strategic direction

Operations

1. Participate in key decisions as a member of the executive management team

2. Maintain in-depth relations with all members of the management team

3. Manage the accounting, human resources, investor relations, legal, tax, and treasury departments

4. Oversee the financial operations of subsidiary companies and foreign operations

5. Manage any third parties to which accounting or finance functions have been outsourced

6. Oversee the company's transaction processing systems

7. Implement operational best practices

8. Oversee employee benefit plans, with particular emphasis on maximizing a cost-effective benefits package

9. Supervise acquisition due diligence and negotiate acquisitions

Financial Information

1. Oversee the issuance of financial information

2. Personally review and approve all Form 8-K, 10-K, and l0-Q filings with the Securities and Exchange Commission (if the company is publicly held)

3. Report financial results to the board of directors

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Risk Management

1. Understand and mitigate key elements of the company's risk profile

2. Monitor all open legal issues involving the company, and legal issues affecting the industry

3. Construct and monitor reliable control systems

4. Maintain appropriate insurance coverage

5. Ensure that the company complies with all legal and regulatory requirements

6. Ensure that record keeping meets the requirements of auditors and government agencies

7. Report risk issues to the audit committee of the board of directors

8. Maintain relations with external auditors and investigate their findings and recommendations

Funding

1. Monitor cash balances and cash forecasts

2. Arrange for debt financing and equity financing

3. Invest funds

4. Invest pension funds

Third Parties

1. Participate in conference calls with the investment community

2. Maintain banking relationships

3. Represent the company with investment bankers and investors

Supervises: Controller, Tax Manager, Human Resources Manager, Investor Relations Officer

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